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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. _____________) of our report dated January 18, 1997, on our audits of the financial statements and financial statement schedules of Made2Manage Systems, Inc. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.


Indianapolis, Indiana
October 15, 1997